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                                  EXHIBIT (21)


                              LIST OF SUBSIDIARIES






                                                                                  STATE OR OTHER JURISDICTION OF
NAME                                                                              INCORPORATION OR ORGANIZATION
----------------------------------------------------------------------------------------------------------------

Crain-Drummond Inc.                                                                                       Canada

Dataforms, Inc.                                                                                        Wisconsin

Reyna Capital Corporation                                                                                   Ohio

Reynolds and Reynolds (Canada) Limited                                                                    Canada

Reynolds and Reynolds (Texas) Ltd., LLP                                                                    Texas












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